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CONSULTING AGREEMENT

This Consulting Agreement is made as of the 14th day of July, 2003, by and between B. Edward Haun & Company ("Consultant"), and Air-Q Wi-Fi Corporation, a Delaware corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of financial public relations; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “AQWF”; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

 1. The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to financial public relations to the Company. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit “A” attached hereto and incorporated herein by this reference, throughout the term of this Agreement. Consultant agrees that it shall be responsible for ordinary, day-to-day expenses incurred in its performance hereunder. The Company shall however be responsible for all postage and printing expenses, which shall be reimbursable on a monthly basis, upon receipt by the Company of an invoice from Consultant in respect thereof. All other expenses, such as traveling and accommodation, shall be negotiated on a case-by-case basis.

 It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

 2. The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for six months. This Agreement may be terminated by either party, without cause, after 90 days from the date of mutual execution hereof, on 30 days’ written notice.

 3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

 4. The Company represents and warrants to Consultant that:

  A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

  B. The execution and performance of this Agreement by the Company has been duly authorized by the Executive Committee of the Board of Directors of the Company.

  C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

 5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of its affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

 Consultant agrees that he will not disseminate any printed matter relating to the Company without prior written approval of the Company.

 Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

 6. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

  Notices shall be addressed to Consultant at:

   B. Edward Haun & Company

   Attention: Bruce Haun

   ________________

   Denver, Colorado _______

  and to the Company at:

   Air-Q Wi-Fi Corporation

   Attention: David M. Loflin

   9635 Jefferson Highway, Suite 306

   Baton Rouge, Louisiana 70809

 7. Miscellaneous.

 A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

 B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

 C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

AIR-Q WI-FI CORPORATION

By: /s/ David Loflin

David M. Loflin

President

B. EDWARD HAUN & COMPANY

By: /s/ Bruce Haun

Bruce Haun

President

Exhibit “A”

Consulting Agreement

B. Edward Haun & Company

SERVICES TO BE PERFORMED BY CONSULTANT

ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit “A” is attached include, but shall not be limited to:

Assist the Company and provide assistance in exposing the Company’s business plan to the investment community.

Assist the Company in the development of a long-range strategy for developing an awareness of the Company in all levels of the investment community, including institutional investors.

Consultant shall perform these services with the understanding that the above-referenced services will be performed principally in the United States.

It is understood that there may be times when the Company does not utilize the services or advice of Consultant. Any such failure of the Company to use, or seek in writing, Consultant’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

Exhibit “B”

Consulting Agreement

B. Edward Haun & Company

COMPENSATION TO BE PAID

BY THE COMPANY TO CONSULTANT

As full payment for Consultant’s services under the Consulting Agreement (the “Agreement”) to which this Exhibit “B” relates, Consultant shall receive, upon execution of, the following:

In consideration of the services to be provided by Consultant to the Company under the terms of the Agreement, the Company shall issue 250,000 shares of the Company’s $.001 par value common stock.

Consultant represents and warrants that it has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that it is aware that the Company currently lacks adequate capital to pursue its full plan of business.